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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
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FMC TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 3, 2006
11:00 a.m.
Four Seasons Hotel
1300 Lamar Street
Houston, Texas 77010-3017
April 3, 2006
Dear Stockholder:
It is my pleasure to invite you to attend the 2006 Annual Meeting of Stockholders of FMC Technologies, Inc., which will be held at the time and place noted above. At the meeting, we will ask our stockholders to:

•	Re-elect three directors, Mike R. Bowlin, Edward J. Mooney and James M. Ringler, each for a term of three years; and

•	Vote on any other business properly brought before the meeting.
Please refer to the accompanying Proxy Statement for additional information about the matters to be considered at the meeting.
You may vote at the meeting if you are a stockholder of record on March 6, 2006.
MANAGEMENT RECOMMENDS A VOTE FOR THE RE-ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR
Your vote is important. To be sure that your vote counts and to assure a quorum, please submit your vote promptly whether or not you plan to attend the meeting. You can revoke a proxy prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement.
Most stockholders have a choice of voting on the Internet, by telephone or by mailing a traditional proxy card. If you are a stockholder of record and you plan to attend the meeting, please mark the appropriate box on your proxy card or use the alternative Internet or telephone voting options in accordance with the voting instructions you have received. If you vote by telephone or on the Internet, you do not need to return your proxy card. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notification to our Investor Relations Department, 200 E. Randolph Drive, 66th Floor, Chicago, Illinois 60601, and enclose evidence of your ownership (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those indicating they plan to attend the Annual Meeting of Stockholders will be placed on an admission list held at the registration desk at the entrance to the meeting.
Stockholders may help us reduce printing and mailing costs by opting to receive future proxy materials by e-mail. Information about how to do this is included in the accompanying Proxy Statement.

By order of the Board of Directors,

Jeffrey W. Carr
Vice President, General Counsel and Secretary

I. Information about Voting
Why Am I Receiving This Proxy Statement? The Board of Directors of FMC Technologies, Inc. (“FMC Technologies” or the “Company”) is soliciting proxies for use at its 2006 Annual Meeting of Stockholders and any adjournments of that meeting. FMC Technologies first mailed this proxy statement, the accompanying form of proxy and the FMC Technologies Annual Report for 2005 on April 3, 2006.
What Will Occur at the Annual Meeting? The agenda for the Annual Meeting is to:

1.	Re-elect three directors: Mike R. Bowlin, Edward J. Mooney and James M. Ringler; and

2.	Conduct any other business properly brought before the meeting and any adjournment thereof.
Who Can Vote? You can vote at the Annual Meeting if you are a holder of FMC Technologies Common Stock, par value of $0.01 per share (“Common Stock”), as of the close of business on the record date. The record date is March 6, 2006. You will have one vote for each share of Common Stock. As of that date, there were 68,753,564 shares of Common Stock outstanding and entitled to vote. The shares you may vote include those held directly in your name as a stockholder of record, shares you hold under FMC Technologies’ benefit plans and shares held for you as a beneficial owner through a broker, bank or other nominee.
Many FMC Technologies stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their name. If your shares are registered directly in your name with FMC Technologies’ transfer agent, National City Bank, you are considered the stockholder of record with respect to those shares, and FMC Technologies is sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy to the persons appointed by FMC Technologies or to vote in person at the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares, and you are also invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a proxy, executed in your favor, from the stockholder of record. Your broker or nominee is obligated to provide you with a voting instruction card for you to use.
How Do I Vote My Shares? You may vote your shares in one of the following ways:

•	You can attend the Annual Meeting and cast your vote there if you are a stockholder of record on the record date or you have a proxy from the record holder designating you as the proxy.

•	You can vote by signing, dating and returning the enclosed proxy card by mail. If you do, the individuals named on the card will vote your shares in the way you indicate.

•	You can vote by telephone or through the Internet in accordance with the instructions printed on the proxy card or other instructions that you receive from the Company or your bank, broker or other nominee.

•	You can provide voting instructions to the bank, broker or other nominee that is the holder of record of shares of Common Stock that you beneficially own, if you hold your shares in street name (such as through a bank or broker), by the method communicated to you by such bank, broker or other nominee.
Telephone and Internet voting for stockholders of record will be available 24 hours a day, seven days a week, and will close at 11:59 p.m. Eastern Daylight Time on May 2, 2006. If you vote by telephone or through the Internet, you do not have to return your proxy card.
Who Counts the Votes? Our Board of Directors will designate individuals to serve as inspectors of election for the Annual Meeting. The inspectors will determine the number of shares outstanding and the number of shares represented at the Annual Meeting. They will also determine the validity of proxies and ballots, count all of the votes and determine the results of the actions taken at the Annual Meeting.
What Are The Voting Requirements For The Matters Submitted To A Stockholder Vote? The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. A quorum is required to hold the meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of directors even if the broker does not receive voting instructions from you.
A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “for” or “withheld” affect the outcome. Abstentions are not counted for purposes of the election of directors.
Could Other Matters Be Decided At The Annual Meeting? At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.
If other matters are properly presented at the Annual Meeting for consideration, the proxy holders designated on the proxy cards or designated in the other voting instructions you have submitted will have the discretion to vote on those matters for you.
Can I Access The Notice Of Annual Meeting, Proxy Statement And 2005 Annual Report On The Internet? The Notice of Annual Meeting, Proxy Statement and 2005 Annual Report may be viewed and downloaded from our Website at www.fmctechnologies.com/2006Proxy and www.fmctechnologies.com/2005AnnualReport. Instead of receiving future copies of our Proxy Statement and Annual Report by mail, most stockholders can elect to receive an e-mail that will provide electronic links to the materials. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.
Can I Revoke a Proxy After I Submit It? You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Sending a written notice to the Secretary of FMC Technologies at the Company’s principal executive offices at 1803 Gears Road, Houston, Texas 77067;

•	Delivering a properly executed, later-dated proxy;

•	Voting again by telephone or through the Internet in accordance with the instructions provided to you for voting your shares; or

•	Attending the Annual Meeting and voting in person.
II. Proposal 1— Election of Directors
Election of Directors
FMC Technologies has three classes of directors, each class being of as nearly equal size as possible. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for the nominees for director at the 2006 Annual Meeting will expire at the 2009 Annual Meeting.

Nominees for Director
The nominees for director this year are Mike R. Bowlin, Edward J. Mooney and James M. Ringler. Information about the nominees, the continuing directors and the Board of Directors is contained in the section of this Proxy Statement entitled “Board of Directors.”
The Board of Directors expects that all of the nominees will be able and willing to serve as directors. If any nominee is not available:

•	the proxies may be voted for another person nominated by the current Board of Directors to fill the vacancy;

•	the Board of Directors may decide to leave the vacancy temporarily unfilled; or

•	the size of the Board of Directors may be reduced.
The Board of Directors recommends a vote FOR the re-election of Mike R. Bowlin, Edward J. Mooney and James M. Ringler.

III. Board of Directors
Nominees for Director
Class II— Term Expiring in 2009

Mike R. Bowlin Principal Occupation: Retired Chairman of the Board of Atlantic Richfield Company Age: 63 Director Since: 2001

Mr. Bowlin served as Chairman of Atlantic Richfield Company from 1995 until his retirement in April 2000 and as its Chief Executive Officer from July 1994 until his retirement. From 1992 until his election to Chief Executive Officer of ARCO in 1994, Mr. Bowlin served as Executive Vice President and then as President and Chief Operating Officer of ARCO. Mr. Bowlin joined ARCO in 1969 and became President of ARCO Coal Company in 1985. Mr. Bowlin served as Senior Vice President, from 1987 to 1992, and President, from 1992 to 1993, of ARCO International Oil and Gas Company. Mr. Bowlin serves on the Board of Directors of Edwards Lifesciences Corporation and Horizon Health Company. He is a Trustee of the Los Angeles World Affairs Council. Mr. Bowlin is a former Chairman of the Board of the American Petroleum Institute.

Edward J. Mooney
Principal Occupation: Retired Délégué Général— North America,
  Suez Lyonnaise des Eaux, a global provider of energy, water, waste and communications services
Age: 64
Director Since: 2001

Mr. Mooney served as Délégué Général— North America, Suez Lyonnaise des Eaux from March 2000 until his retirement in March 2001. From 1994 to 2001, Mr. Mooney was Chairman and Chief Executive Officer of Nalco Chemical Company. He serves on the Boards of Directors of FMC Corporation, The Northern Trust Company and Cabot Microelectronics Corporation.

James M. Ringler
Principal Occupation: Retired Vice Chairman of Illinois Tool Works Inc.,
  an international manufacturer of highly engineered components and industrial systems
Age: 60
Director Since: 2001

Mr. Ringler currently serves as Chairman of the Board of NCR Corporation. Mr. Ringler served as Vice Chairman of Illinois Tool Works Inc. until his retirement in 2004. Prior to joining Illinois Tool Works, he was Chairman, President and Chief Executive Officer of Premark International, Inc. from October 1996 until Premark merged with Illinois Tool Works in November 1999. Mr. Ringler joined Premark in 1990 and served as Executive Vice President and Chief Operating Officer until 1996. From 1986 to 1990, he was President of White Consolidated Industries’ Major Appliance Group, and from 1982 to 1986, he was President and Chief Operating Officer of The Tappan Company. Prior to joining The Tappan Company in 1976, Mr. Ringler was a consulting manager with Arthur Andersen & Co. Mr. Ringler serves on the Boards of Directors of The Dow Chemical Company, Corn Products International, Inc. and Autoliv Inc.

Directors Continuing in Office
Class I— Term Expiring in 2008

Thomas M. Hamilton Principal Occupation: Retired Chairman, President and Chief Executive Officer of EEX Corporation, an oil and gas exploration company Age: 62 Director Since: 2001

Mr. Hamilton served as the Chairman, President and Chief Executive Officer of EEX Corporation from January 1997 until his retirement in November 2002. From 1992 to 1997, Mr. Hamilton served as Executive Vice President of Pennzoil Company and as President of Pennzoil Exploration and Production Company. Mr. Hamilton was a director of BP Exploration, where he served as Chief Executive Officer of the Frontier and International Operating Company of BP Exploration from 1989 to 1991 and as the General Manager for East Asia/ Australia/ Latin America from 1988 to 1989. From 1985 to 1988, he held the position of Senior Vice President of Exploration at Standard Oil Company, prior to its merger with BP. Mr. Hamilton serves on the Boards of Directors of TODCO and Western Gas Resources, Inc.

C. Maury Devine Principal Occupation: Retired President and Managing Director, ExxonMobil Norway Inc., an oil and gas exploration company Age: 54 Director Since: 2005

Ms. Devine served as President and Managing Director of ExxonMobil Corporation’s Norwegian affiliate, ExxonMobil Norway, Inc, from 1996 to 2000. Prior to the merger of ExxonMobil, she served as Secretary of Mobil Corporation from 1994 to 1996. From 1990 to 1994, Ms. Devine managed Mobil’s international government relations. From 2000 to 2003, Ms. Devine was a Fellow at Harvard University’s Belfer Center for Science and International Affairs. Prior to joining Mobil, Ms. Devine served 15 years in the U.S. Government in positions at the White House, the American Embassy in Paris, France, and the U.S. Department of Justice. Ms. Devine serves on the Board of Directors of Det Norske Veritas (DNV), the Washington Jesuit Academy, and the National Foreign Language Center. She is also a member of the Council on Foreign Relations.

Richard A. Pattarozzi Principal Occupation: Retired Vice President of Shell Oil Company Age: 62 Director Since: 2002

Mr. Pattarozzi served as Vice President of Shell Oil Company from March 1999 until his retirement in January 2000. He previously served as President and Chief Executive Officer for both Shell Deepwater Development, Inc. and Shell Deepwater Production, Inc. from 1995 until 1999. Mr. Pattarozzi serves on the Boards of Directors of Global Industries, Ltd., Stone Energy Corporation, Transocean Inc., Tidewater, Inc. and Superior Energy Services, Inc.

Class III— Term Expiring in 2007

Asbjorn Larsen Principal Occupation: Retired President and Chief Executive Officer of Saga Petroleum ASA, an oil and gas company Age: 69 Director Since: 2001

Mr. Larsen served as President and Chief Executive Officer of Saga Petroleum ASA from January 1979 until his retirement in May 1998. He served as President of Sagapart a.s. (limited) in 1973 and from 1976 as Vice President (Economy and Finance) of Saga Petroleum. From 1966 to 1973, Mr. Larsen was a manager of the Norwegian Shipowners’ Association. Mr. Larsen is currently Chairman of the Board of Belships ASA and Vice Chairman of the Board of Saga Fjordbase AS. Mr. Larsen is also a member of the Board of Selvaag Gruppen AS and of the Board of the Danish Oil and Natural Gas Company— DONG AS (Copenhagen).

Joseph H. Netherland Principal Occupation: Chairman, President and Chief Executive Officer of FMC Technologies, Inc. Age: 59 Director Since: 2001

Mr. Netherland was elected Chairman, President and Chief Executive Officer and a director of FMC Technologies in 2001. He previously served as President and a director of FMC Corporation from June 1999 after serving as Executive Vice President of FMC Corporation from 1998. Mr. Netherland was the General Manager of FMC Corporation’s Energy and Transportation Group from 1992 to 2001. Mr. Netherland became General Manager of FMC Corporation’s former Petroleum Equipment Group and General Manager of its former Specialized Machinery Group in 1985 and 1989, respectively. He serves on the Boards of Directors of the American Petroleum Institute, the Petroleum Equipment Suppliers Association, Newfield Exploration Company and the National Association of Manufacturers. Mr. Netherland is also a member of the Advisory Board of the Department of Engineering at Texas A&M University.

James R. Thompson Principal Occupation: Chairman, Chairman of the Executive Committee and Partner of the Law Firm of Winston & Strawn LLP, Chicago, Illinois Age: 69 Director Since: 2001

Governor Thompson has served as the Chairman of the Chicago law firm of Winston & Strawn LLP since January 1993. He joined the firm in January 1991 after serving four terms as Governor of the State of Illinois. Prior to his terms as Governor, he served as U.S. Attorney for the Northern District of Illinois from 1971-1975. Governor Thompson served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law and as an Assistant State’s Attorney of Cook County. Governor Thompson was a member of the National Commission on Terrorist Attacks Upon the United States (also known as the 9/11 Commission). He is the Chairman of the United HEREIU Public Review Board and serves on the Boards of Directors of FMC Corporation, Navigant Consulting Group, Inc. and Maximus, Inc.

IV. Information about the Board of Directors
Corporate Governance
Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner that is consistent with the legal requirements applicable to FMC Technologies and a business model that requires the Company’s employees to conduct business with the highest standards of integrity. The Board has adopted and adheres to corporate governance principles which the Board and senior management believe promote this purpose, are sound and represent best practices. The Board reviews these governance practices, the corporate laws of the State of Delaware under which FMC Technologies was incorporated, the rules and listing standards of the New York Stock Exchange and the regulations of the Securities and Exchange Commission, as well as best practices recognized by governance authorities to benchmark the standards under which it operates. The corporate governance principles adopted by the Board of Directors may be viewed on the Corporate Governance section of FMC Technologies’ Website under Corporate Overview at www.fmctechnologies.com and are also available in print to any stockholder upon request. A request should be directed to the Company’s principal executive offices at 1803 Gears Road, Houston, Texas 77067, Attention: Vice President, General Counsel and Secretary.
Meetings
During 2005, the Board of Directors held seven regular meetings and no special meetings. All incumbent directors attended all meetings of the Board and all meetings of Board committees on which they served with the exception of Mr. Pattarozzi, who was not in attendance for one telephonic meeting of the Board of Directors and Mr. Ringler, who attended seven of the eight Audit Committee meetings. The Board of Directors has scheduled a meeting in the morning prior to the 2006 Annual Meeting of Stockholders, and the Board encourages its members to attend the Annual Meeting of Stockholders. In 2005, seven of the eight members of the Board of Directors attended the Annual Meeting of Stockholders.
Committees of the Board of Directors
During 2005, the Board of Directors had three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.
Each of these committees operates pursuant to a written charter setting out the functions and responsibilities of the committee, each of which may be reviewed on the Corporate Governance section of FMC Technologies’ Website at www.fmctechnologies.com and is also available in print to stockholders upon request submitted to the Company’s principal executive offices.

The table below provides 2005 meeting and membership information for each of the committees of the Board of Directors:

					Nominating and
	Audit		Compensation		Governance

2005 Meetings	8	(1)	3		2
Mike R. Bowlin			X	(2)	X
C. Maury Devine	X	(3)			X	(4)
Thomas M. Hamilton	X		X	(5)
Asbjorn Larsen	X				X	(4)
Edward J. Mooney	X	(2)
Richard A. Pattarozzi			X		X	(2)
James R. Ringler	X		X	(5)
James R. Thompson			X		X

(1)	Includes one training session for committee members which provided an update on the Company’s Sarbanes-Oxley Act compliance program and information regarding the Company’s revenue recognition accounting policies and the Company’s corporate disclosure policy.
(2)	Indicates committee chair.
(3)	Ms. Devine was appointed to the Audit Committee on July 29, 2005.
(4)	Ms. Devine and Mr. Larsen were appointed to the Nominating and Governance Committee on July 29, 2005.
(5)	Mr. Hamilton and Mr. Ringler were appointed to the Compensation Committee on July 29, 2005.
Audit Committee
The Audit Committee charter gives the Audit Committee the authority and responsibility for the engagement, compensation and oversight of FMC Technologies’ independent public accountants and the review and approval in advance of the scope of audit and non-audit assignments and the related fees of the independent public accountants. The Audit Committee charter also gives this committee authority to fulfill its obligations under Securities and Exchange Commission and New York Stock Exchange requirements, which include:

•	responsibilities associated with FMC Technologies’ external and internal audit staffing and planning;

•	accounting and financial reporting issues associated with its financial statements and filings with the Securities and Exchange Commission;

•	financial and accounting organization and internal controls;

•	auditor independence and approval of non-audit services; and

•	“whistle-blower” procedures for reporting questionable accounting and audit practices.
Audit Committee members meet privately in separate sessions with representatives of FMC Technologies’ senior management, the independent public accountants and FMC Technologies’ Director of Internal Audit after selected Audit Committee meetings (four such sessions were held in 2005).
The Board of Directors has determined that all of the members of the Audit Committee (C. Maury Devine, Thomas M. Hamilton, Asbjorn Larsen, Edward J. Mooney and James M. Ringler) meet the New York Stock Exchange standard of having accounting or related financial management expertise and meet the Securities and Exchange Commission criteria for an “audit committee financial expert.”
Compensation Committee
The principal duties of the Compensation Committee under its charter are:

•	ensuring that a succession plan for the Chief Executive Officer is in place;

•	setting the compensation for the Chairman, President and Chief Executive Officer;

•	reviewing and approving compensation policies and practices for other executive officers including their annual salaries;

•	reviewing and approving major changes in employee benefit plans;

•	reviewing short and long-term incentive plans and equity grants; and

•	preparing a report on executive compensation for the annual proxy statement.
Nominating and Governance Committee
The principal duties of the Nominating and Governance Committee under its charter are:

•	identifying and recommending to the Board of Directors qualified nominees for election as directors of FMC Technologies or to fill vacancies on the Board;

•	making recommendations to the Board concerning the structure and membership of other Board committees;

•	making recommendations to the Board of Directors from time to time regarding matters of corporate governance;

•	reviewing the Company ethics policy; and

•	reporting annually to the Board of Directors the Committee’s assessment of the performance of the Board of Directors and its committees.
Stockholders may submit recommendations for future candidates for election to the Board of Directors for consideration by the Nominating and Governance Committee by writing to Jeffrey W. Carr, Vice President, General Counsel and Secretary of FMC Technologies, Inc., 1803 Gears Road, Houston, Texas 77067. A letter making a director candidate recommendation must include the candidate’s name, biographical information and a summary of the candidate’s qualifications. In addition, the letter should be accompanied by a signed statement from the nominee that indicates that the nominee is willing to serve as a member of the Board. In order to make a recommendation for the 2007 Annual Meeting, please refer to the timing requirements specified in the section of this Proxy Statement entitled “Proposals for the 2007 Annual Meeting of Stockholders.” All submissions from stockholders meeting these requirements will be reviewed by the Nominating and Governance Committee.
The Nominating and Governance Committee has not established specific, minimum qualifications for director nominees that it recommends to the Board but instead periodically advises the Board of the combination of skills, experience, perspective and background that its members believe are required for the effective functioning of the Board considering FMC Technologies’ current business strategies and its regulatory, geographic and market environment. FMC Technologies’ corporate governance principles provide that directors should be selected based on integrity, successful business experience, stature in their own fields of endeavor and the diversity of perspectives they bring to the Board. The Company’s corporate governance principles also require that a majority of FMC Technologies’ non-management directors should be active or retired senior executives, preferably Chief Executive or Chief Operating Officers of publicly-held companies. In addition, the corporate governance principles provide that FMC Technologies’ non-management directors should also be chosen based on recognized experience in FMC Technologies’ lines of business and leadership in areas of government service, academia, finance and international trade. Nominees to be evaluated by the Nominating and Governance Committee for future vacancies on the Board will be selected by the committee from candidates recommended by multiple sources, including business and personal contacts of the members of the Nominating and Governance Committee, recommendations by FMC Technologies’ senior management and candidates identified by independent search firms, stockholders and other sources, all of whom will be evaluated based on the same criteria. All of the current nominees for the Board are standing members of the Board that are proposed by the entire Board for re-election.
During 2005, the Nominating and Governance Committee utilized an executive search firm to assist in the identification of candidates for the vacant seat on the Board of Directors and to support the committee’s research and evaluation of candidate credentials. This search resulted in the appointment of C. Maury Devine to fill the vacant Board seat.
Director Independence
The Nominating and Governance Committee conducted a review of the independence of the members of the Board of Directors and its committees and reported its findings to the full Board at its February 21, 2006 meeting. Eight of FMC Technologies’ nine directors (including all three of the nominees presently standing for re-election) are non-management directors. The Nominating and Governance Committee reviewed the commercial relationships between FMC Technologies and its subsidiaries, affiliates and executive officers with companies with whom the non-management directors are affiliated or employed. Although the Board has not adopted categorical standards of materiality, none of the relationships was deemed to be material. Responses to questionnaires completed by the directors did not indicate any material relationships (including industrial, banking, consulting, legal, accounting, charitable or familial relationships) which would impair the independence of any of the non-management directors.
Based on the report and recommendation of the Nominating and Governance Committee, the Board has determined that each of its eight non-management members, Mike R. Bowlin, C. Maury Devine, Thomas M. Hamilton, Asbjorn Larsen, Edward J. Mooney, Richard A. Pattarozzi, James M. Ringler and James R. Thompson, satisfies the independence criteria set forth in the corporate governance listing standards of the New York Stock Exchange. In addition, all of the members of the Audit Committee satisfy the enhanced independence criteria required for members of audit committees under regulations adopted by the Securities and Exchange Commission and the New York Stock Exchange corporate governance listing standards.
The Board monitors and reviews, at least annually, commercial, charitable and other relationships that the directors have with FMC Technologies to determine whether a majority of its members continue to remain independent.
Executive Sessions of Independent Directors
The Board of Directors holds executive sessions of only its non-management directors after most regularly scheduled Board of Directors meetings. Mr. Bowlin, the Chair of the Compensation Committee, has been selected by the Board of Directors to continue to serve as the presiding chairperson, or presiding non-management director, for these executive sessions during 2006.
Stockholders and other interested parties may communicate directly with the Board of Directors, with the presiding non-management director for an upcoming meeting or the non-management directors as a group by submitting written correspondence c/o Presiding Non-Management Director, FMC Technologies, Inc., 1803 Gears Road, Houston, Texas 77067.
Director Compensation
Compensation Plan. In 2001, FMC Technologies adopted a compensation plan for non-management members of its Board of Directors as a part of the FMC Technologies, Inc. Incentive Compensation and Stock Plan (“FMC Technologies Stock Plan”). The FMC Technologies Stock Plan grants the Board of Directors the authority to modify the terms of the Board of Directors’ compensation plan pursuant to a resolution of the Board of Directors.
For 2005, each non-management director received an annual retainer of $40,000. At least $25,000 of this annual retainer was paid in restricted stock units. The remainder was either paid in equal quarterly installments in cash or, at the election of the non-management director, deferred and invested in restricted stock units. These restricted stock units had a fair market value equal to the deferred amount of the annual retainer on the date of the grant and vest on the date of the 2006 Annual Meeting. The restricted stock units are payable in Common Stock upon cessation of service on the Board of Directors.

The Company also makes an annual non-retainer equity grant to its non-management directors of restricted stock or restricted stock units of equivalent value which, for 2005, was awarded in the form of restricted stock units in May. These awards will vest on the date of the 2006 Annual Meeting. Restricted stock units are forfeited if a director ceases service on the Board of Directors prior to the vesting date. Unvested restricted stock units will be settled and are payable in Common Stock upon the death of a director or in the event of a change in control of FMC Technologies as described under “Executive Compensation — Termination and Change of Control Arrangements” below.
The non-management directors also received cash remuneration in the amount of $1,500 for each Board of Directors meeting attended and $2,000 for each Board of Directors committee meeting attended, and each director was reimbursed for reasonable incidental expenses incurred in connection with attendance of meetings of the Board and Board committees. The non-management chairs of the Compensation Committee and the Nominating and Governance Committee received an additional fee of $8,000, and the non-management chair of the Audit Committee received an additional fee of $12,000.
The following chart summarizes the compensation paid by FMC Technologies to its non-management directors in 2005:

	Annual Retainer
			Board				Non-Retainer
		Deferred	Meeting	Committee		Committee	Equity Grant
Director Name	Cash	(Value of Stock)*	Fees	Meeting Fees		Chair Fees	($ Value of Stock)*

Bowlin	$0	$40,000	$7,500	$13,000	**	$8,000	$70,000
Devine***	$11,250	$18,750	$4,500	$10,000		$0	$70,000
Hamilton	$0	$40,000	$7,500	$18,000		$0	$70,000
Larsen	$0	$40,000	$7,500	$18,000		$0	$70,000
Mooney	$15,000	$25,000	$7,500	$18,000		$12,000	$70,000
Pattarozzi	$15,000	$25,000	$7,500	$11,000	**	$8,000	$70,000
Ringler	$0	$40,000	$7,500	$16,000		$0	$70,000
Thompson	$15,000	$25,000	$7,500	$11,000	**	$0	$70,000

*	The values for the stock grants reflected in the table are calculated as of the date of grant.

**	Includes an amount of $1,000, representing an adjustment for underpaid committee fees for 2004 paid in April 2005.

***	C. Maury Devine joined the Board of Directors in July 2005. Although her annual retainer was adjusted on a pro rata basis, the Board elected to award Ms. Devine a full annual non-retainer equity grant for 2005.
Based upon an analysis of market compensation for directors in the oilfield services industry, FMC Technologies’ Board of Directors approved the recommendation of its Compensation Committee to adjust non-management director compensation for 2006. Effective January 1, 2006, the annual retainer was increased to $45,000, board meeting fees were increased to $1,750 per meeting and the targeted value of the non-retainer equity grants for FMC Technologies’ non-management directors was increased to $85,000.
Other Compensation. Employees of FMC Technologies who serve on the Board of Directors do not receive additional compensation for their service as directors. No other remuneration is paid to directors. Directors who are not FMC Technologies’ employees do not participate in FMC Technologies’ employee benefit plans other than the FMC Technologies Stock Plan and the Company’s matching program for charitable contributions.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
In 2005, the members of the Compensation Committee of the Board were Messrs. Bowlin, Hamilton, Pattarozzi, Ringler and Thompson, none of whom has ever been an officer or employee of FMC Technologies or any of its subsidiaries. None of the executive officers of FMC Technologies has ever served on the board of directors or on the compensation committee of any other entity that has had any executive officer serving as a member of FMC Technologies’ Board of Directors.

V. Certain Relationships and Related Party Transactions
Board Of Directors Relationships and Related Party Transactions
FMC Technologies and certain of its subsidiaries transacted business during 2005 with certain organizations for which FMC Technologies directors now serve, or during 2005 did serve, as officers or directors. In no case have the amounts involved been material in relation to FMC Technologies’ business or, to the knowledge and belief of FMC Technologies’ management, to the businesses of the other organizations or to the individuals concerned. Such transactions were on terms no less favorable to FMC Technologies than were reasonably available from unrelated third parties.
VI. Security Ownership of FMC Technologies
Management Ownership
The following table shows, as of February 1, 2006, the number of shares of Common Stock beneficially owned by each of FMC Technologies’ directors, its Chief Executive Officer, its four other most highly compensated executive officers and all directors and executive officers as a group. No director or executive officer named in the Summary Compensation Table beneficially owns more than one percent of the Common Stock.

	Beneficial Ownership on
	February 1, 2006

	Common Stock of FMC
Name	Technologies	Percent of Class(4)

Mike R. Bowlin(1)	30,388	*
Charles H. Cannon, Jr.(2)	141,925	*
C. Maury Devine(1)	2,804	*
Thomas M. Hamilton(1)(3)	27,562	*
Peter D. Kinnear(2)	147,182	*
Asbjorn Larsen(1)	37,883	*
Edward J. Mooney(1)	28,761	*
Joseph H. Netherland(2)	690,655	*
Richard A. Pattarozzi(1)	13,162	*
Robert L. Potter(2)	175,130	*
James M. Ringler(1)	25,388	*
William H. Schumann, III(2)	183,417	*
James R. Thompson(1)	34,990	*
All directors and executive officers as a group (16 persons)(1)(2)	1,812,953	2.55%

(1)	Includes shares owned by the individual and shares subject to options granted and restricted stock units credited to individual accounts of non-management directors under the FMC Technologies Stock Plan (see “Information about the Board of Directors-Director Compensation”). As of February 1, 2006, the number of shares subject to options granted and restricted stock units credited to non-management directors under the FMC Technologies Stock Plan were as follows: Mr. Bowlin, 20,388; Ms Devine, 2,804; Mr. Hamilton, 21,562; Mr. Larsen, 35,401; Mr. Mooney, 17,902; Mr. Pattarozzi, 13,162; Mr. Ringler, 20,388; and Governor Thompson, 33,990. These directors have no power to vote or dispose of shares underlying the restricted stock units until they are distributed upon the cessation of their service on the Board of Directors. Until such distribution, these directors have an unsecured claim against FMC Technologies for such units.
(2)	Includes: (i) shares owned by the individual; (ii) shares held by the FMC Technologies, Inc. Savings and Investment Plan (“FMC Technologies Savings Plan”) for the account of the individual and the FMC Technologies, Inc. Non-Qualified Savings and Investment Plan (“FMC Technologies Non-Qualified Savings Plan”) for the benefit of the individual; and (iii) shares subject to options that are exercisable within 60 days and restricted stock shares that will vest within 60 days. The shares included in item (iii) in the aggregate amount to 660,000 shares for Mr. Netherland; 154,706 shares for Mr. Schumann; 136,700 shares for Mr. Kinnear; 134,000 shares for Mr. Cannon; 161,400 shares for Mr. Potter; and 1,628,320 shares for all directors and executive officers as a group.
(3)	Includes 6,000 shares held by the Tom and Carolyn Hamilton Family Foundation of which Mr. Hamilton is a director and an officer and shares voting and investment power with Mrs. Hamilton.
(4)	Percentages are calculated on the basis of the number of outstanding shares (exclusive of treasury shares) plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 as of February 1, 2006. An asterisk appears where the individual’s beneficial ownership is less than one percent of FMC Technologies’ outstanding Common Stock.

Other Security Ownership
The table below lists the persons known by FMC Technologies to beneficially own more than five percent of the Common Stock as of December 31, 2005:

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Class(1)

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	8,856,407 shares(2)	12.64%
AXA Assurances I.A.R.D. Mutuelle 26, rue Drouot 75009 Paris, France	5,448,296 shares(3)	7.78%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	4,623,300 shares(4)	6.60%
Columbia Wanger Asset Management, L.P. 227 West Monroe Street Suite 3000 Chicago, IL 60606	4,240,200 shares(5)	6.05%
AMVESCAP PLC 30 Finsbury Square London EC2A 1A6 England	3,897,571 shares(6)	5.56%

(1)	Percentages are calculated on the basis of the amount of outstanding shares (exclusive of treasury shares) plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 as of December 31, 2005.
(2)	Based on a Schedule 13G/ A filed with the Securities and Exchange Commission on February 14, 2006 believed to be reliable, T.Rowe Price Associates, Inc. reported sole voting power over 1,571,349 of such shares and sole dispositive power over all such shares of Common Stock as of December 31, 2005. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser. T. Rowe Price Associates, Inc. expressly disclaims beneficial ownership of these securities.
(3)	Based on a Schedule 13G/ A filed with the Securities and Exchange Commission on February 14, 2006 believed to be reliable, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA jointly reported sole voting power over 4,056,141 of such shares, shared voting power over 700 of such shares and sole dispositive power over all of such shares of Common Stock and AXA Financial, Inc. reported sole voting power over 4,056,141 of such shares, shared voting power over 700 of such shares and sole dispositive power over 5,447,196 of such shares as of December 31, 2005. The mailing address for AXA is 25, avenue Matignon, 75008 Paris, France and the mailing address for AXA Financial, Inc. is 1290 Avenue of the Americas, New York, NY 10104.
(4)	Based on a Schedule 13G/ A filed with the Securities and Exchange Commission on February 10, 2006 believed to be reliable, Capital Research and Management Company reported sole dispositive power over all such shares of Common Stock as of December 31, 2005.
(5)	Based on a Schedule 13G/ A filed with the Securities and Exchange Commission on February 14, 2006 believed to be reliable, Columbia Wanger Asset Management, L.P. and WAM Acquisition GP, Inc. jointly reported shared voting and dispositive power over all such shares of Common Stock as of December 31, 2005.
(6)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006 believed to be reliable, AMVESCAP PLC jointly reported (with its subsidiaries) that AIM Advisors, Inc. has sole voting and dispositive power over 2,310,067 of such shares, AIM Capital Management, Inc. has sole voting and dispositive power over 438,138 of such shares, AIM Private Asset Management, Inc. has sole voting and dispositive power over 1,117,990 of such shares, INVESCO Institutional (N.A.), Inc. has sole voting and dispositive power over 31,111 of such shares and Stein Roe Investment Counsel, Inc. has sole voting and dispositive power over 265 of such shares. AMVESCAP PLC and its subsidiaries expressly disclaim beneficial ownership of shares beneficially owned by any of their executive officers and directors, each of AMVESCAP PLC and its subsidiaries expressly disclaims beneficial ownership of shares owned by their affiliates. On March 9, 2006, AMVESCAP PLC jointly reported a sale of shares reducing the aggregate position of the jointly reporting entities below 5% of the outstanding Common Stock.

VII. Executive Compensation
Summary Compensation Table
The following table and narrative show all compensation awarded, paid to or earned by the Chairman, President and Chief Executive Officer of FMC Technologies and each of the four most highly compensated executive officers of FMC Technologies other than the Chairman, President and Chief Executive Officer from all sources for services rendered in all of their capacities to FMC Technologies during 2003, 2004 and 2005.

		Annual Compensation			Long-Term
					Compensation
				Other
				Annual	Restricted	Securities	All Other
				Compen-	Stock	Underlying	Compen-
	Fiscal	Salary	Bonus	sation	Award	Options	sation
Name and Principal Position	Year	($)	(1)($)	(2)($)	(3)(4)($)	(#)	(5)($)

JOSEPH H. NETHERLAND	2005	870,949	1,341,251	0	2,891,948	0	128,047
Chairman, President and	2004	832,493	1,500,000	0	2,186,574	95,400	99,181
Chief Executive Officer	2003	792,858	988,591	0	1,939,198	150,000	88,692
WILLIAM H. SCHUMANN, III	2005	506,115	432,931	0	877,656	0	55,852
Senior Vice President	2004	489,093	539,812	0	585,104	25,500	45,762
and Chief Financial Officer	2003	469,192	381,313	0	176,449	36,900	42,791
PETER D. KINNEAR	2005	465,181	461,413	0	1,048,971	0	54,424
Executive Vice President	2004	440,500	544,352	0	650,676	28,400	42,141
	2003	404,500	331,973	0	182,266	38,200	36,838
CHARLES H. CANNON, JR.	2005	415,895	349,102	0	603,284	0	41,888
Senior Vice President	2004	402,837	305,230	0	400,998	17,500	37,494
	2003	389,253	316,346	0	168,693	35,500	34,645
ROBERT L. POTTER	2005	313,820	300,702	0	505,246	0	31,608
Vice President	2004	304,205	232,930	0	284,986	12,400	27,627
	2003	288,565	232,208	0	124,096	26,100	24,810

(1)	The FMC Technologies Stock Plan provides for annual incentive awards to be paid based on performance against specified individual objectives and corporate financial results versus approved targets.
(2)	FMC Technologies provides certain perquisites to each of the listed executive officers, but the aggregate amount of such perquisites did not exceed, for any officer, $50,000 or 10 percent of the aggregate amount reported in the Salary and Bonus columns for such officer, for any of the fiscal years presented.
(3)	The value of the restricted stock grants reported in the table is as of the date of grant. The number and value of the aggregate FMC Technologies non-vested restricted stock held by each of the listed executive officer on December 31, 2005, with the value based on the closing market price per share of Common Stock on December 31, 2005, the last trading day of the year, was: Mr. Netherland, 271,330 shares at $11,645,484; Mr. Schumann, 58,530 shares at $2,512,108; Mr. Kinnear, 101,550 shares at $4,358,526; Mr. Cannon, 42,630 shares at $1,829,680; and Mr. Potter, 52,800 shares at $2,266,176. Dividends will not be paid on any of the restricted stock unless FMC Technologies pays dividends on its Common Stock.
(4)	The listed executive officers received the following grants of restricted stock from the Company during the fiscal years presented:

Executive Officer	Restricted Stock Grant Date	Restricted Stock Grant	Restricted Stock Vesting Date

Netherland	February 22, 2005	86,430	January 2, 2008
	February 19, 2004	86,700	January 2, 2007
	March 1, 2003	65,000	March 1, 2007
	February 20, 2003	33,200	January 2, 2006
Schumann	February 22, 2005	26,230	January 2, 2008
	February 19, 2004	23,200	January 2, 2007
	February 20, 2003	9,100	January 2, 2006
Kinnear	February 22, 2005	31,350	January 2, 2008
	February 19, 2004	25,800	January 2, 2007
	February 20, 2003	9,400	January 2, 2006
Cannon	February 22, 2005	18,030	January 2, 2008
	February 19, 2004	15,900	January 2, 2007
	February 20, 2003	8,700	January 2, 2006
Potter	February 22, 2005	15,100	January 2, 2008
	February 19, 2004	11,300	January 2, 2007
	February 20, 2003	6,400	January 2, 2006

(5)	The amounts indicated include the following annual matching contributions to the FMC Technologies Savings Plan and the FMC Technologies Non-Qualified Savings Plan and life insurance premiums paid by the Company for each listed executive officer:

		Matching Contributions to
		FMC Technologies Savings Plan
Executive Officer	Year	and Non-Qualified Savings Plan	Life Insurance Premiums

Netherland	2005	$118,547	$9,500
	2004	$90,717	$8,464
	2003	$83,351	$5,341
Schumann	2005	$52,296	$3,556
	2004	$43,520	$2,242
	2003	$41,306	$1,485
Kinnear	2005	$50,477	$3,947
	2004	$38,624	$3,517
	2003	$34,537	$2,301
Cannon	2005	$40,011	$1,877
	2004	$35,735	$1,759
	2003	$32,964	$1,681
Potter	2005	$30,240	$1,368
	2004	$26,513	$1,114
	2003	$23,652	$1,158
Option Grants for Services Rendered in 2005
The Company did not make any grants of stock options in 2005 under the FMC Technologies Stock Plan for services rendered during 2005 to any of the executive officers named in the Summary Compensation Table. FMC Technologies also did not grant any stock appreciation rights during 2005.
Aggregated Option Exercises in 2005 and Year-End Option Values
Shown below is information with respect to options to purchase Common Stock exercised in 2005 by each executive officer named in the Summary Compensation Table and the value of unexercised FMC Technologies options held by them at December 31, 2005.

			Number of Securities
			Underlying Unexercised	Value of Unexercised in-the-
	Shares		Options/SARs at	Money Options at
	Acquired On	Value	12/31/2005 (#)	12/31/2005 ($) (1)
	Exercise	Realized
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Joseph H. Netherland	199,466	$3,529,128	510,000/245,400	$11,689,200/$5,218,080
William H. Schumann, III	0	$0	117,806/62,400	$2,700,114/$1,319,607
Peter D. Kinnear	69,892	$1,284,418	98,500/66,600	$2,257,620/$1,401,526
Charles H. Cannon, Jr.	101,360	$1,756,532	98,500/53,000	$2,257,620/$1,145,065
Robert L. Potter	37,615	$729,923	115,300/38,500	$2,642,676/$833,613

(1)	The closing price of FMC Technologies Common Stock at December 30, 2005, the last trading day of 2005, was $42.92.
Retirement Plans
The following table shows the estimated annual retirement benefits under the FMC Technologies pension plan (and its supplements) for eligible salaried employees (including officers) payable upon retirement at age 65 (normal retirement age) in 2006 at various levels of salary and years of service. Payment of benefits shown is contingent on the continuation of the present plan (and its supplements) until the employee retires.

	Estimated Annual Retirement Benefits for Years of Service Indicated(1)

Final Average Earnings(2)	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years

$ 150,000	$29,906	$39,875	$49,844	$59,812	$69,781	$81,031
$ 250,000	$52,406	$69,875	$87,344	$104,812	$122,281	$141,031
$ 350,000	$74,906	$99,875	$124,844	$149,812	$174,781	$201,031
$ 450,000	$97,406	$129,875	$162,344	$194,812	$227,281	$261,031
$ 550,000	$119,906	$159,875	$199,844	$239,812	$279,781	$321,031
$ 650,000	$142,406	$189,875	$237,344	$284,812	$332,281	$381,031
$ 900,000	$198,656	$264,875	$331,094	$397,312	$463,531	$531,031
$1,150,000	$254,906	$339,875	$424,844	$509,812	$594,781	$681,031
$1,300,000	$288,656	$384,875	$481,094	$577,312	$673,531	$771,031
$1,450,000	$322,406	$429,875	$537,344	$644,812	$752,281	$861,031
$1,650,000	$367,406	$489,875	$612,344	$734,812	$857,281	$981,031
$1,850,000	$412,406	$549,875	$687,344	$824,812	$962,281	$1,101,031

(1)	Benefits shown are total qualified plus nonqualified pension benefits, and will not be reduced by Social Security benefits or other offsets.
(2)	“Final Average Earnings” in the table means the average of pensionable earnings for the highest 60 consecutive calendar months out of the 120 calendar months immediately before retirement. Pensionable earnings include amounts reported in the Salary and Bonus columns of the Summary Compensation Table in this Proxy Statement.
At February 1, 2006, Messrs. Netherland, Schumann, Kinnear, Cannon, and Potter had 32, 24, 34, 23, and 32 years of credited service under the pension plan (and its supplements), respectively.
Applicable benefits for employees whose years of service and earnings differ from those shown in the table are equal to (A + B) times (C) where: (A) equals 1 percent of Final Average Earnings up to the Social Security Covered Compensation base ($51,252 for a participant retiring at age 65 in 2006) times years of credited service projected to age 65 (up to a maximum of 35 years) plus 1.5 percent of Final Average Earnings in excess of the Social Security Covered Compensation base times years of credited service projected to age 65 (up to a maximum of 35 years); (B) equals 1.5 percent of Final Average Earnings times years of credited service projected to age 65 in excess of 35 years; and (C) equals the ratio of credited service at termination to credited service projected to age 65.
Termination and Change of Control Arrangements
Plan and Participants. The Board of Directors adopted an Executive Severance Plan in 2001. Eighteen officers and managers participate in the plan, including all five of the individuals listed in the Summary Compensation Table.
Benefits. If a change in control (as described below) of FMC Technologies occurs and if, within two years of that change of control, a participant’s employment is terminated without cause or a participant voluntarily terminates his or her employment because his or her duties, location, salary, compensation or benefits are changed or are reduced, then the participant is generally entitled to benefits from FMC Technologies. In general, those benefits include: (i) a lump sum payment of three, two or one (depending on position) times the total of annual salary plus the greater of (a) the highest annualized target total management incentive award granted for any year and (b) the average of the actual total management incentive awards paid for the two plan years immediately preceding the executive’s termination; (ii) a payment equal to prorated target management incentive award for the year of termination; (iii) immediate vesting of long-term incentive awards, restricted stock and stock options; (iv) continuation of medical and other benefits for up to three, two or one (depending on position) years; (v) distribution of accrued nonqualified retirement plan benefits; and (vi) up to an additional three, two or one (depending on position) years of credited service for purposes of our nonqualified retirement plans. FMC Technologies will compensate the participant for any excise tax liability as a result of payments under the plan and any federal income tax payable on such compensation for excise tax liability.
Change in Control. In general, the following transactions are considered changes in control under the plan: (i) a third party’s acquisition of 20 percent or more of the outstanding Common Stock; (ii) a change in the majority of the Board of Directors; (iii) completion of specified mergers, business combinations or asset purchases or sales (unless after the transaction (a) the stockholders of FMC Technologies prior to the transaction own more than 60 percent of the resulting entity, (b) members of the FMC Technologies Board of Directors before the transaction constitute a majority of the Board of Directors of the resulting entity, and (c) no person owns 20 percent or more of the outstanding Common Stock or voting securities); or (iv) the complete liquidation or dissolution of FMC Technologies.
Report of the Compensation Committee on Executive Compensation
Goals. FMC Technologies’ executive compensation program is designed to align total compensation with stockholder interests. The program:

•	Incents and rewards executives for sound business management and improvement in stockholder value.

•	Balances its components so that both short- and longer-term operating and strategic objectives are recognized.

•	Requires achieving objectives within a “high-performance” environment to be rewarded.

•	Is intended to attract, motivate and retain executives necessary for the long-term success of FMC Technologies.
The program consists of three different compensation components: base salary; variable cash incentive awards; and long-term incentive awards (stock options and restricted stock).
The Compensation Committee of the Board of Directors has oversight responsibility for all aspects of executive compensation. At the February 2006 Compensation Committee meeting, the Committee formalized its relationship with the outside executive compensation consultant FMC Technologies has historically engaged for executive compensation matters. The Committee has retained the executive compensation consultant on executive compensation issues to provide competitive market studies of pay and benefits and incentive plan design advice. Additionally, the Compensation Committee’s executive compensation consultant will guide the Committee on decision making to ensure consistency with the Company’s business strategy, pay philosophy, prevailing market practices, and relevant legal and regulatory mandates.
Base Salary. The Compensation Committee’s executive compensation consultant conducts an annual external survey to set competitive base salary ranges for our executives. In order to obtain the most relevant survey data, the consultant surveys comparable companies in the industries in which FMC Technologies competes, including many of the companies in the PHLX Oilfield Service Sector index (OSX). All elements of the company’s executive compensation programs are surveyed, including base pay, target bonus, long-term incentives, and perquisites for the CEO and sixteen other executive positions. The most recent survey indicated the salary midpoint of FMC Technologies’ CEO, Mr. Netherland, was 3% below the market median. The aggregate midpoints for the seventeen survey positions, including the CEO and the four other executive officers named in the Summary Compensation Table, were approximately 5% below the market median, while the actual base salaries for the same group were at the market median.
Salary ranges for FMC Technologies executives are established based on similar positions in other companies of comparable size and complexity. Generally, FMC Technologies sets its competitive salary midpoint for an executive at the median level compared with the companies surveyed. Performance levels within the salary ranges are delineated to recognize different levels of performance ranging from “needs improvement” to “exceptional”. As a result, although nominally targeted to be at or near the 50th percentile of comparable organizations, any executive’s compensation will actually be within the salary range at a point corresponding to her or his performance.
Starting placement in a salary range is a function of an employee’s skills, experience, expertise and anticipated job performance. Each year performance is evaluated against mutually agreed-upon objectives and performance standards that may, in part, be subjective; a performance rating is established; and a salary increase may be granted. For Mr. Netherland, performance factors used in 2005 included improving upon the Company’s world class safety performance, continuing to build management depth, improving market positions through profitable growth and new product introductions, and evaluating the Company’s capital structure.
Mr. Netherland last received a base salary increase in June 2005. In that year, the Compensation Committee evaluated his performance as outstanding based on performance results versus the mutually agreed upon objectives noted above. Mr. Netherland was awarded a base salary increase of 3.0%, placing him at 107.3% of his grade midpoint and in the “outstanding” pay category in his salary range.
Management Incentive Awards. Management Incentive Awards under the FMC Technologies Stock Plan provide for annual cash bonuses for achievement of both annual performance incentive (“API”) targets and business performance incentive (“BPI”) targets. The Committee oversees the FMC Technologies Stock Plan objectives and design as well as the setting of performance targets and approval of awards. For participating managers, target management incentive awards vary from 24% to 100% of base salary. BPI payments can range from 0 to 3 times the target management incentive awards. In 2005, the BPI was based on improvement in Net Contribution (50%) and EBITDA growth (50%).
In 2005, the API comprised 30% of the total target management incentive awards and the BPI comprised 70% of the total target management incentive awards for all participants. The API incentive, in some instances, is less quantitative than the business performance incentive. The API rating varies based on how the individual’s performance compares to his or her objectives and can range from 0 to 2 times the target percentage. It is awarded based on achieving annual objectives set for the individual’s most important business responsibilities. For Mr. Netherland in 2005, these achievements included:

•	Increase in total revenue of 14.3%, to $3.2 billion from $2.8 billion

•	Increase in backlog year over year of 21.8%, to $1.93 billion from $1.58 billion

•	Increase in share price year over year of 33.3%, to $42.92 from $32.20

•	Successful repatriation of $473 million of foreign dividends

•	Repurchase of 1.75 million shares of FMC Technologies outstanding common stock

•	Improved upon a world class safety record with a new statistical low in lost workday incidence rates (0.13 vs. a target of 0.14) and exceeded the target for recordable incidence rates (0.87 vs. 0.92)

•	Exceeded undergraduate engineering hiring target by 50% (74 hires vs. a target of 49) with over half of new engineers hired outside the U.S.
Mr. Netherland’s combined BPI and API payment for 2005, shown in the Bonus column in the Summary Compensation Table, was $1,341,251.
Equity Awards. The FMC Technologies Stock Plan is designed to link closely the long-term reward of executives with increases in stockholder value. The 2001 approval of the FMC Technologies Stock Plan provides the Committee with broad discretion to select the appropriate types of rewards. Currently there are annual long term incentive awards of restricted stock and/or stock options granted to executives and other management employees for whom the executive compensation consultant’s survey has indicated equity grants are normally part of total compensation. The vesting period for both the restricted stock and stock options awarded through this program is three years.

The 2005 annual equity awards were granted as restricted stock. To determine the number of restricted shares to be awarded, the Compensation Committee’s executive compensation consultant provides in its annual executive compensation survey competitive economic values for each executive position. The number of restricted shares granted to each executive is based on the target economic value and the restricted stock valuation of FMC Technologies stock on December 31. The methodology for valuation of restricted stock is provided by the executive compensation consultant. Mr. Netherland’s long term incentive award for 2005 was 86,430 shares of restricted stock. The grants for the other four executive officers appear in footnote number 4 to the Summary Compensation Table. The economic value of these annual grants was consistent with the median value granted to executives in comparable positions with the companies included in the survey. Any increases or decreases in the share price over the vesting period will impact the value of these awards for the executive.
In 2006, corporate officers will receive one third of the annual long term incentive awards as performance shares. Payment of these shares will be based on how FMC Technologies performs on three measures in comparison to ten companies in the OSX index. The three measures are EBITDA growth, return on investment, and total shareholder return. An executive may earn 0 to 200% of the long-term incentive award depending upon the Company’s performance during the evaluation period.
The FMC Technologies Stock Plan also provides for Management Incentive Awards in the form of restricted stock grants, which are awarded very selectively to key management personnel and high potential managers for retention purposes under a key manager restricted stock program. Such grants vest in full after four years. The total number of awards granted to all participants is determined taking into consideration FMC Technologies’ annual run rates and dilution. Corporate officers are not eligible for these awards.
Section 162(m) Deductibility. The Committee continues to review the $1 million cap on tax deductible compensation and is advised that stock option grants made through the end of 2003 meet the requirements for deductibility. The FMC Technologies Stock Plan, approved in 2001, may not meet all requirements for deductibility under Section 162(m) of the Internal Revenue Code. However, unless the amounts involved become material, the Committee believes that it is more important to preserve its flexibility under the plan to craft appropriate incentive awards.
Stock Ownership Policy. FMC Technologies has established requirements for the ownership of FMC Technologies stock by corporate officers and directors. The corporate officer requirements for stock ownership are based on a multiple of two to five times the individual’s total compensation (base salary plus target bonus) midpoint. The stock ownership requirement for directors is based on a multiple of five times the directors’ annual retainer. All directors and corporate officers governed by this policy, including all those named in this Proxy Statement, meet or exceed their respective stock ownership requirements. Additionally, stock retention requirements will be in effect for long term incentive awards vesting after January 1, 2007. Corporate officers will be required to hold 50% of net after tax shares for a period of one year following vesting of the Company’s long term incentive awards, subject to continuing compliance with the Company’s stock ownership requirements.
The preceding report has been furnished by the following members of the Compensation and Organization Committee:

Mike R. Bowlin, Chairman
Thomas M. Hamilton
Richard A. Pattarozzi
James M. Ringler
James R. Thompson

Stockholder Return Performance Presentation
The following chart compares the percentage change in the cumulative stockholder return on the Common Stock against the cumulative total return of the PHLX Oil Service Sector index and the S&P Composite— 500 Stock Index. The comparison is for a period beginning June 14, 2001 (the first date the Common Stock was traded on the New York Stock Exchange) and ending December 31, 2005. The chart assumes the investment of $100 on June 14, 2001 and the reinvestment of all dividends. FMC Technologies initially sold 17% of its shares to Merrill Lynch & Co., Merrill Lynch International and other investment banks at a price of $20 per share.
COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN*
AMONG FMC TECHNOLOGIES, INC., THE S & P 500 INDEX,
AND THE PHLX OIL SERVICE SECTOR (PRICE WEIGHTED)

* $100 invested on 6/14/01 in FMC and PHLX, or on 5/31/01 in S & P index-including reinvestment of dividends.

Fiscal year ending December 31.

Copyright© 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/ S&P.htm

The PHLX Oil Service Sector index is a price weighted index and has been adjusted for total returns.

	June 14,	December 31,	December 31,	December 31,	December 31,	December 31,
	2001	2001	2002	2003	2004	2005

FMC Technologies	$100	$75	$93	$106	$146	$195

PHLX Oil Service Sector Index	$100	$74	$74	$81	$107	$158

S&P 500	$100	$92	$72	$92	$102	$107

VIII. Other Matters
Equity Compensation Plan Information
Shown below is information as of December 31, 2005 with respect to the shares of Common Stock that may be issued under FMC Technologies’ existing equity compensation plans.

Number of shares
	Number of shares to be			remaining available
	issued upon exercise		Weighted average exercise	for future issuance
	of outstanding options,		price of outstanding options,	under equity
	warrants and rights		warrants and rights	compensation plans

Equity compensation plans approved by security holders	2,948,678	(1)	$20.29	6,874,715	(2)
Equity compensations plans not approved by security holders	—		—	—
Total	2,948,678	(1)	$20.29	6,874,715	(2)

(1)	The table includes the number of shares that may be issued upon the exercise of outstanding options to purchase shares of FMC Technologies Common Stock under the FMC Technologies Stock Plan. The table does not include shares of restricted stock that have been awarded under the FMC Technologies Stock Plan but which have not yet vested.
(2)	The table includes shares available for future issuance under the FMC Technologies Stock Plan, excluding the shares quantified in the first column. In addition to stock options, the FMC Technologies Stock Plan provides for the issuance of restricted stock, stock appreciation rights, dividend equivalent rights, other stock-based awards, performance awards and annual cash management incentive awards.
Section 16(a) Beneficial Ownership Reporting Compliance
FMC Technologies has undertaken responsibility for preparing and filing the stock ownership forms required under Section 16(a) of the Securities Exchange Act of 1934 on behalf of its officers and directors. Based on a review of forms filed and information provided by officers and directors to FMC Technologies, FMC Technologies believes that all Section 16(a) reporting requirements were fully met during 2005.
Audit Committee Report
The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by FMC Technologies under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent FMC Technologies incorporates this Report by specific reference.
The Audit Committee of the Board of Directors has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with KPMG LLP, FMC Technologies’ independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61; and

•	Received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP its independence.
In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in FMC Technologies’ Annual Report on Form 10-K for the year ended December 31, 2005.
The preceding report has been furnished by the following members of the Audit Committee:

Edward J. Mooney (Chair)
C. Maury Devine
Thomas M. Hamilton
Asbjorn Larsen
James M. Ringler

Relationship with Independent Public Accountants
The Audit Committee of the Board of Directors has reappointed KPMG LLP as FMC Technologies’ independent public accountants for 2006. KPMG LLP has served as the independent public accountants for FMC Technologies since its inception. During 2004 and 2005, the Audit Committee pre-approved all audit and non-audit services provided by KPMG LLP. During 2004 and 2005, KPMG LLP’s fees were as follows:

	2004	2005

	(In thousands)
Audit Fees(1)	$4,545	$3,856
Audit Related Fees(2)	153	41
Tax Fees(3)	618	231
All Other Fees(4)	453	43

Total	$5,769	$4,171

(1)	Audit Fees consist of fees for the annual audit of FMC Technologies’ consolidated financial statements, foreign statutory audits and reviews of interim financial statements in FMC Technologies’ Quarterly Reports on Form 10-Q and the audit of internal controls over financial reporting for compliance with the Sarbanes-Oxley Act of 2002.
(2)	For 2004, Audit Related Fees are primarily associated with benefit plan audits and assistance with due diligence of potential acquisitions. In 2005, these fees are for consultation on financial reporting standards.
(3)	Tax Fees consist of fees for compliance, consultation and planning with respect to various domestic and foreign corporate tax matters.
(4)	For 2004, All Other Fees include fees for tax and other compliance services for expatriates and consultation regarding financial reporting controls. In 2005, these fees are for tax and compliance services for expatriates and miscellaneous services.
The Audit Committee of the Board of Directors considered the effect of KPMG LLP’s non-audit services in assessing the independence of such accountants and concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
The Audit Committee of the Board of Directors reviews all relationships between KPMG LLP and FMC Technologies, including the provision of non-audit services, which may relate to the auditor’s independence. The Audit Committee’s approval is required prior to retaining KPMG LLP for any permitted non-audit services and for the fees payable for such services. The fees for all of the services summarized in the table above not constituting Audit Fees were pre-approved by the Audit Committee of the Board of Directors in 2005.
FMC Technologies has been advised by KPMG LLP that it will have a representative in attendance at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.
Code of Ethics
FMC Technologies’ Code of Business Conduct and Ethics, which is applicable to all of its employees, officers and directors, may be found in the Corporate Governance section of FMC Technologies’ Website under Corporate Overview at www.fmctechnologies.com and is also available in print to stockholders upon request. A request should be directed to the Company’s principal executive offices at 1803 Gears Road, Houston, Texas 77067, Attention: Vice President, General Counsel and Secretary. FMC Technologies has established a hotline for employees to report violations of the ethics policy or complaints regarding accounting and auditing practices on an anonymous basis. Reports of possible violations of financial or accounting policies made to the hotline are directed to FMC Technologies’ Director of Internal Audit and the chair of the Audit Committee.

Proposals for the 2007 Annual Meeting of Stockholders
Stockholders may make proposals to be considered at the 2007 Annual Meeting. To be included in the proxy statement and form of proxy for the 2007 Annual Meeting, stockholder proposals must be received not later than December 4, 2006, at FMC Technologies’ principal executive offices, 1803 Gears Road, Houston, Texas 77067, Attn: Vice President, General Counsel and Secretary.
FMC Technologies’ By-Laws provide that no business may be brought before an annual meeting unless:

•	specified in the notice of meeting;

•	otherwise brought before the meeting by or at the direction of the Board of Directors; or

•	brought by a stockholder who has delivered notice to FMC Technologies (containing certain information specified in the By-Laws) not less than 60 nor more than 90 days before the date of the meeting.
If FMC Technologies provides less than 70 days’ notice or public disclosure of the date of the annual meeting, then a stockholder may bring business before that meeting if FMC Technologies receives notice from that stockholder within 10 days after FMC Technologies’ notice or public disclosure of the date of the annual meeting. A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Vice President, General Counsel and Secretary, FMC Technologies, Inc., 1803 Gears Road, Houston, Texas 77067.

Stockholders Sharing an Address
In accordance with notices sent to beneficial owners of FMC Technologies Common Stock sharing a single address, we are sending only one FMC Technologies Annual Report and Proxy Statement to that address unless we receive contrary instructions from any beneficial owner at that address. This “householding” practice reduces our printing and postage costs. However, if a beneficial owner at such an address wishes to receive separate Annual Reports or Proxy Statements this year or in the future, he or she may contact the bank, broker or other nominee that is the holder of record of that beneficial owner’s shares of Common Stock. If you are a stockholder of record receiving multiple copies, you may also request householding by contacting our Transfer Agent, National City Bank, by mail at Corporate Trust Operations, P.O. Box 92301, Cleveland, Ohio 44193-0900, by telephone at (800) 622-6757, by facsimile at (216) 257-8508 or by e-mail at stockholder.inquiries@nationalcity.com.
Expenses Relating to this Proxy Solicitation
FMC Technologies will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, FMC Technologies’ officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. In accordance with the rules of the Securities and Exchange Commission and the New York Stock Exchange, FMC Technologies will also reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of Common Stock and obtaining the proxies of those owners. FMC Technologies has retained Georgeson Shareholder Services of East Rutherford, New Jersey to assist in the solicitation of proxies. FMC Technologies will pay the cost of such assistance, which is estimated to be $8,000, plus reimbursement for out-of-pocket fees and expenses.

Jeffrey W. Carr
Vice President, General
Counsel and Secretary

FMC Technologies, Inc.

FMC Technologies, Inc.
1803 Gears Road
Houston, Texas 77067
Notice of
Annual Meeting of Stockholders
May 3, 2006
and Proxy Statement
FMC Technologies, Inc.

1803 GEARS ROAD HOUSTON, TX 77067 ATTN: JEFFREY W. CARR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by FMC Technologies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to FMC Technologies, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FMCTEC	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FMC TECHNOLOGIES, INC.

The Board of Directors recommends a vote FOR each of the nominees for Director.

1.	Election of three Directors to serve in Class II for a term expiring in 2009 as set forth in the Proxy Statement.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

Nominess:
	(01) Mike R. Bowlin (02) Edward J. Mooney (03) James M. Ringler	☐	☐	☐

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope. Please sign exactly as name appears above.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Proxy	FMC TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Joseph H. Netherland, William H. Schumann, III and Jeffrey W. Carr, and each of them, proxy for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of FMC Technologies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of FMC Technologies, Inc. to be held on May 3, 2006, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, at 11:00 a.m. and any adjournment or postponement thereof. The matters to be voted upon are set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement.
THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.
If no direction is made, this proxy will be voted FOR Proposal 1.
FIDELITY MANAGEMENT TRUST COMPANY, Trustee
You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may come before the meeting, all shares of common stock represented by my interest in the FMC Technologies, Inc. Stock Fund of the FMC Technologies, Inc. Savings and Investment Plan.
Unless otherwise instructed prior to April 30, 2006, the Trustee WILL VOTE these shares in the same manner and proportion as the number of shares for which the Trustee received instruction.
BANCO POPULAR DE PUERTO RICO, Trustee
You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock represented by my interest in the FMC Technologies, Inc. Stock Fund of the FMC Puerto Rico Savings and Investment Plan.
Unless otherwise instructed prior to April 30, 2006, the Trustee WILL VOTE these shares FOR Proposal 1.
NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.